EXHIBIT 10.64

                                          License Agreement


         THIS LICENSE AGREEMENT (this "License") is made as of the 23th day of April, 1996, between MATTERHORN ONE, LTD., having an address at c/o BDG Management, Inc., 6800 Jericho Turnpike, Syosset, New
York 11791 ("Owner"), and STAFF BUILDERS, INC., a New York corporation, having an address at 1983 Marcus Avenue, Lake Success, New York 11042 ("User").

W I T N E S S E T H:

         WHEREAS, Owner is the owner of the office building located at and known 1983 Marcus Avenue, Lake Success, New York 11042 (the
'Building'); and

         WHEREAS, Owner and User have entered into a lease dated April 23, 1996 (the "Lease") for the premises of approximately 675 rentable square feet in the Building, as more particularly shown in the Lease (the "Premises"); and

         WHEREAS, the commencement date for the Lease is May 1, 1996 (the "Lease Commencement Date") and the User has requested the right to use and occupy approximately 600 square feet of temporary space prior to the Lease Commencement Date; and

         WHEREAS, Owner is willing to grant User the right to use and occupy temporary space in the Building on the terms and conditions set forth in this License;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Owner and User hereby agree as follows:

         1. User's Possession of Temporary Premises and Permitted Uses. Owner hereby grants to User a license to use and occupy
Suite #      in the Building (the "Temporary Premises") for the
period from the date hereof (the "License Commencement Date") up and through the Lease Commencement Date (the "Outside Expiration Date"). This License shall be limited to the use and occupancy of the Temporary Premises solely for general office purposes and only up through and including the Outside Expiration Date.

         2. Charges. In consideration of Owner's granting to User the right to use and occupy the Temporary Premises for the term of this License, User hereby agrees to pay Owner a license fee equal to $1,000 payable monthly without setoff or deduction, on the first day of each calendar month during the term of this License. If the License Commencement Date is not the first day of a month, User shall pay to Owner, upon the execution of this License, a licens fee at the foregoing rate which shall be prorated for the period from the License Commencement Date to the last day of the month in which the License Commencement Date takes place.

         3. Condition of Premises. User represents and warrants that it has inspected the Temporary Premises and accepts the Premises
'as is'. User acknowledges that Owner has made no claim or promise about the condition of the Temporary Premises. User shall not make any alterations, addition, changes or improvements to the Temporary Premises without the prior written consent of Owner.

         4. Services. As long as User is not in default under this License, Owner, during the hours of 8:00 a.m. to 6:00 p.m. on weekdays and on Saturdays from 9:00 a.m. to 1:00 p.m., excluding legal holidays, shall furnish the Temporary Premises with heat and air-conditioning in the respective seasons, and provide the Temporary Premises with electricity for lighting and usual office equipment. Owner shall also clean the Temporary Premises and remove regular office refuse therefrom on weekdays.

         5.    Release From Liability.     User agrees that Owner shall
be responsible or liable for any damage or injury to any property or to any person or persons at any time on or about the Temporary Premises arising from any cause whatsoever, except Owner's negligence. User shall not hold Owner in any way responsible or liable therefor and will indemnify and hold Owner harmless from and against any and all claims, liabilities, penalties, damages, judgments and expenses (including, without limitation, reasonable attorney fees and disbursements) arising from injury to person or property of any nature arising out of User's use or occupancy of the Temporary Premises and also for any other matter arising out of User's use or occupancy of the Temporary Premises, or of the street or sidewalks adjacent thereto.

         6. Insurance. During the term of User's use and occupancy of the Temporary Premises, User, at its sole cost and expense, and for the mutual benefit of owner and User, shall carry and maintain the insurance coverage required pursuant to the terms of the Lease.
User shall deliver to owner a certificate evidencing such insurance on or before the License Commencement Date. Such certificate shall provide that the insurer shall not cancel, reduce or otherwise modify such coverage without giving Owner at least thirty (30) days prior written notice of such change.

         7. Owner Access to the Temporary Premises. Upon prior notice (except in an emergency when no such notice shall be required) , User agrees to allow Owner, its employees, agents or contractors to enter upon the Temporary Premises to inspect same and to make any repairs thereto which Owner shall deem appropriate, provided Owner shall not unreasonably interfere with the conduct of User's business in the Temporary Premises.

         8. No Assignment. No assignment of this License or sublicensing or subleasing of the Temporary Premises or any part thereof shall be made by User. Neither all nor any part of User's interest in the Temporary Premises granted hereunder may be encumbered, assigned, or transferred in whole or in part either by the act of User or by operation of law. User shall not permit or suffer the Temporary Premises to be used by anyone other than the employees of User.

         9. Subordination. This License shall be subject and subordinate to any and all mortgages and ground leases of the Building and all extensions, consolidations, replacements thereof.

         10. Default. In the event User shall be in default of any monetary provision of this License for more than five (5) days after the sending by Owner to User of written notice of such monetary default, or in the event User shall be in default of any non-monetary provision of this License for more than ten (10) days after the sending by Owner to User of written notice of such non-monetary default, Owner shall have the right, to the extent permitted by law, to (i) re-enter the Temporary Premises and withdraw the permission hereby granted to User to use the Temporary Premises; and (ii) remove all persons and property therefrom, without being deemed to have committed any manner of trespass.
Such remedies shall be in addition to any other rights or remedies owner may have hereunder or at law or equity.

         11. Notices. Any notices required or permitted to be given under this License shall be given to the respective parties at the addresses set forth at the head of this License by hand, by overnight courier or by certified mail, return-receipt requested.
Such notices shall be deemed given upon delivery, in the case of hand delivery, one day after mailing, in the case of overnight courier and three business days after mailing, in the case of mailing. such notices can be given or received by the respective attorneys for the parties.

         12.     Revocable License.    Either party may cancel this
License on thirty (30) days written notice.

         13.             Additional Provisions.   Except as otherwise
expressly set forth herein, the provisions of the Lease are hereby incorporated herein and deemed to apply to the Temporary Premises with the same force and effect the said provisions apply to the 'Premises', subject to the following: (copy of Lease will need to be reviewed to determine which provisions will not be incorporated into this license.)

         14. Reimbursement of Fees. In the event that Owner is required to take any legal action to enforce the terms of this License, including any action against User for possession, owner shall be entitled, in addition to any other rights and remedies hereunder or at law or equity, to the reimbursement by User of all reasonable costs incurred by owner in the exercise of its rights and remedies, including, but not limited to, reasonable attorneys, fees and disbursements. In any legal action brought in connection with this License, both owner and User waive a jury trial.

         IN WITNESS WHEREOF, the parties hereto have hereunder set their hands and seals the day and year first above written.

                                         OWNER: MATTERHORN ONE, LTD.
                                         By:  /s/ K. Robert Turner


                                         USER:  STAFF BUILDERS,INC.
                                         BY: /s/ Mario Crespo






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